Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use of our report dated September 14, 2007, for Barclays (Netherlands) N.V. relating to the financial statements in this Registration Statement on Form F-4 (No. 333-143666).
We also consent to the reference to us under the heading “Experts” in such Registration Statement.
Amsterdam, 14 September 2007
PricewaterhouseCoopers Accountants N.V.

/s/  J.M. de Jonge RA

J.M. de Jonge RA